                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1 )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SPARTA PHARMACEUTICALS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      [SPARTA PHARMACEUTICALS, INC. LOGO]

                                                                    May 13, 1996

Dear Stockholder,

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Sparta Pharmaceuticals, Inc. (the "Company") to be held at 10:00 a.m., on Monday, June 17, 1996 at 111 Rock Road, Horsham, Pennsylvania.

     At the Annual Meeting, two persons will be elected to the Board of Directors. In addition, the Company will ask the stockholders to approve an increase in the aggregate number of shares for which stock rights may be granted or awarded under the Company's 1991 Stock Plan. The Company will also seek stockholder approval of a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                        Sincerely,


                                        /s/ William M. Sullivan

                                        WILLIAM M. SULLIVAN
                                        Chairman of the Board

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                          SPARTA PHARMACEUTICALS, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 17, 1996

                             ---------------------

To the Stockholders of Sparta Pharmaceuticals, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Sparta Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Monday, June 17, 1996, at the Company's new corporate offices located at 111 Rock Road, Horsham, Pennsylvania for the following purposes:

          1. To elect two members to the Board of Directors to serve for a three-year term ending at the Annual Meeting of Stockholders in 1999 and until their respective successors are duly elected and qualified or their earlier resignations or removals.

          2. To consider and act upon a proposal to amend the Company's 1991 Stock Plan to increase by 500,000 shares the aggregate number of shares of Common Stock authorized for issuance thereunder.

          3. To approve an amendment and restatement of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock by 20,000,000 shares to 42,000,000 shares.

          4. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996.

          5. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 26, 1996 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ William M. Sullivan

                                          William M. Sullivan
                                          Chairman of the Board

Horsham, Pennsylvania
May 13, 1996

                          SPARTA PHARMACEUTICALS, INC.
                                 111 ROCK ROAD
                        HORSHAM, PENNSYLVANIA 19044-2310
                                 (215) 442-1700

                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 17, 1996
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sparta Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 111 Rock Road, Horsham, Pennsylvania, on Monday, June 17, 1996 at 10:00 am, and any adjournments thereof (the "Meeting").

     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for director named herein, FOR the proposal to amend the 1991 Stock Plan to increase by 500,000 the aggregate number of shares available thereunder, FOR the proposal to amend and restate the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock by 20,000,000 shares to 42,000,000 shares and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.001 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, other than the election of directors, which requires a plurality of the shares voted affirmatively or negatively at the Meeting, and the amendment to the Company's Certificate of Incorporation, which requires a majority of the outstanding Common Stock entitled to vote at the Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote, except with respect to the amendment of the Company's Certificate of Incorporation, in which case broker non-votes are treated as votes against the proposal.

     The close of business on April 26, 1996 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on April 26, 1996, the Company had 8,190,931 shares of Common Stock outstanding and entitled to vote and 300,000 shares of Series A Convertible Preferred Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders. On April 26, 1996, holders of Series A Convertible Preferred Stock were entitled to the nearest whole number of votes per share of Preferred Stock held based on the conversion rate in effect on that date of
4.444444 shares of Common Stock for each share of Series A Convertible Preferred Stock.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     This Proxy Statement and the accompanying proxy are being mailed on or about May 13, 1996 to all Stockholders entitled to notice of and to vote at the Meeting.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1995 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

     The following table sets forth certain information as of April 15, 1996 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table on p.7 hereof, certain other executive officers and all current directors and executive officers as a group.

                                                                     SHARES
              DIRECTORS, NAMED EXECUTIVE OFFICERS                 BENEFICIALLY    PERCENTAGE BENEFICIALLY
                   AND PRINCIPAL STOCKHOLDERS                       OWNED(1)             OWNED(1)
- ----------------------------------------------------------------  -------------   -----------------------
Thomas R. Morse(2)..............................................    2,000,000              24.4 %
  c/o Philadelphia Ventures, Inc.
  200 South Broad Street, 8th Floor
  Philadelphia, PA 19102
William M. Sullivan(3)..........................................      827,676               9.8 %
  3308 Landor Road
  Raleigh, NC 27709
Lindsay A. Rosenwald, M.D.(4)...................................      665,651               8.1 %
  c/o The Castle Group Ltd.
  375 Park Avenue, Suite 1501
  New York, New York 10152
J.F. Shea Co., Inc(5)...........................................      519,444               6.3 %
  655 Brea Canyon Road
  Walnut, CA 91789
Financial Strategic Portfolios, Inc. -- Health Sciences
  Portfolio(6)..................................................      500,000               6.1 %
  c/o Invesco Trust Company
  7800 East Union Avenue, Suite 800
  Denver, Colorado 80237
Palmetto Partners, Ltd(7).......................................      477,778               5.8 %
  1600 Smith Street, Suite 4300
  Houston, Texas 77002
Edgewater Private Equity Fund, L.P.(8)..........................      465,000               5.6 %
  666 Grand Avenue, Suite 200
  Des Moines, IA 50309
Nikki Establishment for Fashion and Marketing Research(9).......      444,444               5.4 %
  20 East 63rd Street
  New York, New York 10021
Richard L. Sherman(10)..........................................      280,041               3.4 %
  c/o CIP Capital Management Inc.
  20 Valley Stream Parkway
  Malvern, Pennsylvania 19355
William McCulloch(11)...........................................      128,750               1.5 %
Jerry B. Hook, Ph.D.(12)........................................       99,000               1.2 %
Ronald H. Spair(13).............................................       49,500                *
Peter Barton Hutt(14)...........................................       36,666                *
Sir John Vane, FRS(14)(15)......................................       36,666                *
All Directors and executive officers as a group
  (8 persons)(3),(4),(10),(11),(12),(13),(14),(15),(16).........    2,123,950              24.54%

- ---------------

   * Represents beneficial ownership of less than 1% of Common Stock.
  ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.
 (1) The number of shares of Common Stock issued and outstanding on April 15, 1996 was 8,185,931. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at April 15, 1996, plus shares of Common Stock subject to options, warrants and conversion privileges held by such person at April 15, 1996 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
 (2) Mr. Morse is trustee of the Lexin Pharmaceutical Liquidating Trust (the "Trust") and has sole voting power over such shares. Mr. Morse is a managing director of Philadelphia Ventures, Inc., a venture capital firm which has an indirect beneficial ownership in 280,041 shares held by the Trust. On March 15, 1996, the Company acquired the assets and business of Lexin Pharmaceutical Corporation ("Lexin") for up to 2,600,000 shares of the Company's Common Stock, 2,000,000 shares of which are held by the Trust. Payment of up to an additional 600,000 shares is contingent upon the attainment of certain post-closing milestones with respect to corporate partnering transactions related to Lexin's lead compound, LEX032. After the satisfaction of certain conditions, and the passage of time, the shares held in trust will be distributed to former investors, a creditor, management and a scientific founder of Lexin. At least 1,000,000 shares will remain in the Trust until it is liquidated. All of the stock issued pursuant to the agreement shall be subject to a lock-up period of 13 months following the closing. Upon liquidation of the Trust, a partnership of which Mr. Sherman is a Shareholder of the General Partner will receive 280,041 shares. Mr. Hook and Mr. Spair will receive 99,000 and 49,500 shares, respectively.
 (3) Includes 283,542 shares of Common Stock that Mr. Sullivan may acquire upon the exercise of options and an aggregate of 133,330 shares owned by Mr. Sullivan's wife and children, as to which Mr. Sullivan may be deemed to be a beneficial owner, but for which he disclaims beneficial ownership. Excludes options to purchase 138,124 shares of Common Stock which are not exercisable within 60 days of April 15, 1996.
 (4) Includes an aggregate of 111,777 shares held by Dr. Rosenwald's spouse individually or as custodian for the benefit of his children as to which Dr. Rosenwald may be deemed to be the beneficial owner, but for which he disclaims beneficial ownership. Also includes 13,583 shares issuable upon the exercise of Warrants to purchase Common Stock. Excludes a total of 25,000 shares owned by Dr. Rosenwald's mother and two brothers. Also excludes 191,617 shares of Common Stock owned by Dr. Rosenwald's sister-in-law, both directly and as custodian for her children and 35,555 shares of Common Stock issuable upon the conversion of 8,000 shares of Series A Convertible Preferred Stock owned by Dr. Rosenwald's sister-in-law and her husband, 175,649 shares owned by a second sister-in-law of Dr. Rosenwald, both directly and as custodian for her children and 35,555 shares of Common Stock issuable upon the conversion of 8,000 shares of Series A Convertible Preferred Stock owned by Dr. Rosenwald's second sister-in-law and her husband, and 79,841 shares owned by a third sister-in-law of Dr. Rosenwald.
 (5) Includes 75,000 shares of Common Stock and 444,444 shares of Common Stock issuable upon the conversion of 100,000 shares of Series A Convertible Preferred Stock at an assumed conversion rate of 4.444444, the rate which prevailed as of April 15, 1996.
 (6) This information is based solely on a Schedule 13G/13D filed with the Securities and Exchange Commission and dated February 14, 1996.
 (7) Includes 100,000 shares of Common Stock and 377,777 shares of Common Stock issuable upon the conversion of 85,000 shares of Series A Convertible Preferred Stock at an assumed conversion rate of 4.444444, the rate which prevailed as of April 15, 1996.
 (8) This information is based solely on a Schedule 13G/13D filed with the Securities and Exchange Commission and dated July 5, 1994.
 (9) Includes 444,444 shares of Common Stock issuable upon the conversion of 100,000 shares of Series A Convertible Preferred Stock at an assumed conversion rate of 4.444444, the rate which prevailed as of April 15, 1996.

(10) Includes 280,041 shares held by the Lexin Pharmaceutical Liquidating Trust. Mr. Sherman is a shareholder of the General Partner of CIP Capital, L.P. which will receive the 280,041 shares upon distribution from the Lexin Pharmaceutical Liquidating Trust.
(11) Includes 128,750 shares of Common Stock issuable upon the exercise of options. Excludes options to purchase 152,916 shares which are not exercisable within 60 days of April 15, 1996.
(12) Includes 99,000 shares which Dr. Hook will receive upon distribution from the Lexin Pharmaceutical Liquidating Trust. Excludes options to purchase 450,000 shares which are not exercisable within 60 days of April 15, 1996.
(13) Includes 49,500 shares which Mr. Spair will receive upon distribution from the Lexin Pharmaceutical Liquidating Trust. Excludes options to purchase 150,000 shares which are not exercisable within 60 days of April 15, 1996.
(14) Includes 20,000 shares of Common Stock issuable upon the exercise of options. Excludes options to purchase 20,000 shares which are not exercisable within 60 days of April 15, 1996.
(15) Includes 16,666 shares issued and outstanding which are owned by the Sir John Vane Trust, a trust for the benefit of Sir John Vane's children, for which Sir John Vane acts as one of three trustees, as to which he may be deemed to be a beneficial owner, but for which he disclaims beneficial ownership.
(16) Includes 452,292 shares of Common Stock issuable upon exercise of options. Excludes options to purchase 931,040 shares of Common Stock which are not exercisable within 60 days of April 15, 1996.

                                   MANAGEMENT

DIRECTORS

     The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of six members, classified into three classes as follows: Peter Barton Hutt and Richard L. Sherman constitute a class with a term ending in 1998 (the "Class I directors"); Lindsay A. Rosenwald, M.D. and Jerry B. Hook, Ph.D. constitute a class with a term which expires at the upcoming Meeting (the "Class II directors"); and William M. Sullivan and Sir John Vane, FRS constitute a class with a term ending in 1997 (the "Class III directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     Pursuant to the Company's By-Laws, the Board of Directors on March 11, 1996 voted (i) to set the size of the Board of Directors at six and (ii) to nominate Lindsay A. Rosenwald, M.D. and Jerry B. Hook, Ph.D. for election at the Meeting for a term of three years to serve until the 1999 annual meeting of Stockholders, and until their respective successors have been elected and qualified. The Class I directors (Peter Barton Hutt and Richard L. Sherman) and the Class III directors (William M. Sullivan and Sir John Vane, FRS) will serve until the annual meetings of Stockholders to be held in 1998 and 1997, respectively, and until their respective successors have been elected and qualified.

     The names of the Company's current directors and certain information about them are set forth below:

                     NAME                    AGE          POSITION WITH THE COMPANY
    ---------------------------------------  ---   ---------------------------------------
    William M. Sullivan....................  61    Chairman of the Board
    Jerry B. Hook, Ph.D....................  58    Director, President, and Chief
                                                   Executive Officer
    Peter Barton Hutt(1)(2)................  61    Director
    Lindsay A. Rosenwald, M.D.(1)(2).......  41    Director
    Richard L. Sherman.....................  49    Director
    Professor Sir John Vane................  68    Director

- ---------------

(1) Indicates a member of the Compensation Committee.
(2) Indicates a member of the Audit Committee.

     WILLIAM M. SULLIVAN, a founder of the Company, has served as Sparta's Chairman since February 1991 and as President and Chief Executive Officer of the Company since October 1991. He has worked in the pharmaceutical industry since 1966. He has been associated as chairman, director, executive or consultant with a number of development stage companies in the pharmaceutical and biotechnology fields since 1986, including The Immune Response Corporation (founding Chairman, March 1987 to May 1993 and a Director since May 1993), ProCyte Corporation (a Director since September 1991), and VimRx Pharmaceuticals Inc. (a Director from July 1990 to June 1991). He has been a director of Research Corporation Technologies, a technology transfer company, since December 1994. He was Chairman, President and Chief Executive Officer of Burroughs Wellcome Co. from 1981 to 1986, and Vice President, General Counsel and Secretary from 1974 to 1981. He also served as Regional Director for the Americas of Wellcome plc from 1982 to 1986. Prior thereto, Mr. Sullivan served at Ciba-Geigy Corporation from 1965 to 1973, where he was counsel to its pharmaceuticals division, and later Director of the Legal Department and Associate General Counsel. He received an A.B. cum laude from the University of Notre Dame and a J.D. from Harvard Law School.

     JERRY B. HOOK, PH.D. has been a director since March 1996 and has served as President and Chief Executive Officer of the Company since March 1996. He has worked in the pharmaceutical sector (first as a professor and then as a business executive) since 1966. From January 1993 until March 1996, Dr. Hook served as President and Chief Executive Officer of Lexin Pharmaceutical Corporation, a development stage biopharmaceutical company. Prior thereto, Dr. Hook spent ten years in various positions at SmithKline

Beecham, plc, and at the time of his departure from SmithKline Beecham, plc in January, 1993 served as its Senior Vice President and Director of Worldwide Development. In such position Dr. Hook had worldwide responsibility for all non-clinical drug development. Prior to joining SmithKline Beecham, plc, Dr. Hook served as a professor of pharmacology on the faculty of Michigan State University from 1966-1983. Dr. Hook also serves on numerous editorial boards and advisory committees, and his memberships in scientific societies include the Toxicology Section of the International Union of Pharmacology (of which he is past Chairperson) and the Society of Toxicology (of which he is past President and Chairman). Dr. Hook received a bachelors degree in Pharmacy from Washington State University and a Ph.D. in Pharmacology from the University of Iowa.

     PETER BARTON HUTT has been a Director since December 1991. He has been a partner in the Washington, D.C. law firm of Covington & Burling during the period from 1968 through 1971 and since 1975 and has been associated with the firm since 1960. He also served as Chief Counsel of the United States Food and Drug Administration ("FDA") from 1971 to 1975. Mr. Hutt served from 1988 to 1990 on the National Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS, which was established by the President's Cancer Panel of the National Cancer Institute. His memberships include the Institute of Medicine of the National Academy of Sciences and the Boards of the Foundation for Biomedical Research and the Center for Study of Drug Development at Tufts University, along with a number of other industry, government and professional governing and advisory groups. He currently serves on the Boards of several development stage pharmaceutical companies, including Interneuron Pharmaceuticals, Inc., Vivus, Inc., Cell Genesys Inc., IDEC Pharmaceuticals Corp. and Emisphere Technologies, Inc. He received a B.A. from Yale University, a LL.B. from Harvard University, and a LL.M. from New York University.

     LINDSAY A. ROSENWALD, M.D. has been a Director of the Company since February 1991. He has been Chairman and Chief Executive Officer of The Castle Group Ltd., a medical venture capital firm located in New York, New York, since August 1991, and Chairman and Chief Executive Officer of Paramount Capital, Inc., an investment banking firm, since March 1992. Prior thereto, Dr. Rosenwald was a Managing Director of D.H. Blair & Co., Inc. from June 1987 to February 1992. He currently serves as Chairman of Interneuron Pharmaceuticals, Inc. and is on the Boards of several development stage pharmaceutical and biotechnology companies. Dr. Rosenwald received a B.S. in Finance from Pennsylvania State University and a M.D. from Temple University School of Medicine.

     RICHARD L. SHERMAN has been a Director since March 1996. Since June 1993, he has been a principal in C.I.P. Capital Management, Inc., a private SIC investment firm which makes non-public equity investments in technology-based businesses. He is also founding partner of QED Technologies, a consulting firm established in 1992. Mr. Sherman presently serves on the Board of Directors of IBAH, Inc. and is a member of the investment advisory committee of the Ben Franklin Technology Center and serves on the Executive Board of the START Technology Partnership. Prior to founding Q.E.D. Technologies, Mr. Sherman served as Deputy General Counsel of SmithKline Beckman Corporation (now SmithKline Beecham, plc). He was with SmithKline Beecham from 1976 to 1989. Prior to joining SmithKline Beecham, plc, Mr. Sherman was in private legal practice, as a partner in the Philadelphia law firms of Pepper, Hamilton, & Sheetz, and Ballard, Spahr, Andrews and Ingersoll. Mr. Sherman received his bachelors degree magna cum laude from the University of Nebraska and his J.D. from the New York University School of Law.

     PROFESSOR SIR JOHN VANE has been a Director since December 1991. He has served as Chairman and Director of The William Harvey Research Institute at St. Bartholomew's Hospital Medical College in London since 1990. From 1973 to 1986, he was Group Research and Development Director of Wellcome plc. In 1982, Professor Vane was honored with the Nobel Prize in Physiology or Medicine. In 1984, he was named a Knight Bachelor in the New Year Honours List for his services to pharmaceutical research. Professor Vane has served as a Director of Vanguard Medica Pharmaceutical Company, a development stage pharmaceutical company, since July 1991, and as a Director of Biofor, Inc. From March 1992 until August 1995. He received bachelor degrees in Chemistry (Birmingham University) and Pharmacology (Oxford University), and doctorates in Philosophy and Science from Oxford University.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     Meeting Attendance. During the fiscal year ended December 31, 1995, there were six meetings of the Board of Directors, and the various committees of the Board of Directors met once. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1995, except for Peter Barton Hutt. However, Mr. Hutt has attended twenty-eight of the thirty-four meetings of the Board and of the committees of the Board held during the period he has been a director. In addition, from time to time, the members of committees of the Board of Directors acted by unanimous written consent pursuant to Delaware law.

     Audit Committee. The Audit Committee has two members, Lindsay A. Rosenwald, M.D. (Chairman) and Peter Barton Hutt. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The Audit Committee met once during the year ended December 31, 1995.

     Compensation Committee. The Compensation Committee, which did not meet during fiscal 1995, has two members, Lindsay Rosenwald, M.D. and Peter Barton Hutt. On several occasions during 1995, the Compensation Committee acted by unanimous written consent pursuant to Delaware law. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the 1991 Stock Plan.

     Nominating Committee. The Company does not have a standing Nominating Committee.

COMPENSATION OF DIRECTORS

     All non-employee Directors other than Dr. Rosenwald received on December 15, 1993, a one-time grant of non-qualified stock options to purchase 20,000 shares of Common Stock. These options will vest in four equal annual installments commencing on the first anniversary of the grant date subject to continuing service as a Director and have an exercise price of $6.00 per share. All new non-employee Directors, except for Richard L. Sherman, will be granted non-qualified stock options to purchase 25,000 shares of Common Stock upon their election to the Board, which options will vest in four equal annual installments, subject to continuing service as a Director, and have an exercise price equal to the fair market value of the stock on the date of grant. On the date of each annual meeting, all non-employee Directors, other than Dr. Rosenwald and Mr. Sherman, will receive non-qualified stock options to purchase 10,000 shares of Common Stock which will vest in full after one year, subject to continuing service as a Director, with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options to purchase a total of 30,000 shares were granted under this formula during fiscal 1995 to Peter Barton Hutt, Charles O. O'Brien, who resigned his position as Director in October 1995, and Sir John Vane. Options granted during fiscal 1995 to William M. Sullivan are reported under "Executive Compensation." In addition, the Company reimburses Directors for expenses of attendance at meetings of the Board of Directors and committees of the Board.

  Executive Officers

     The names of, and certain information regarding, the executive officers of the Company who are not directors, are set forth below. Executive officers of the Company serve at the pleasure of the Board of Directors.

              NAME                 AGE                          POSITION
- ---------------------------------  ---   ------------------------------------------------------
William McCulloch, M.B., Ch.B.,
  F.R.C.P. (Glasg.)..............  41    Senior Vice President, Research and Development
Ronald H. Spair..................  40    Vice President and Chief Financial Officer

     DR. WILLIAM MCCULLOCH has been Senior Vice President, Research and Development, since October 1992. He was a consultant to the Company from July through September 1992. Prior thereto, he served as Vice President of Clinical Research and Development of U.S. Bioscience, Inc. from December 1988 to July 1992. Dr. McCulloch has been involved in oncology drug development with various institutions and businesses since his graduate research and teaching activity in childhood leukemia and bone marrow transplantation at the Royal Hospital for Sick Children in Glasgow, Scotland. He received a M.B., Ch.B. (U.S. M.D.-equivalent) from the University of Glasgow and his Membership of the Royal College of Physicians (U.K.) from the combined Royal Colleges (equivalent of Board Certification). He also holds diplomas in Obstetrics/Gynecology and Pharmaceutical Medicine. He was elected a Fellow of the Royal College of Physicians and Surgeons of Glasgow in 1991.

     RONALD H. SPAIR, has been a Vice President and Chief Financial Officer of the Company since March 1996. He has worked in the biotechnology industry since 1990. From October 1993 until March 1996, Mr. Spair served as Vice President and Chief Financial Officer of Lexin Pharmaceutical Corporation, a development stage biopharmaceutical company. Prior thereto, Mr. Spair served as Vice President, Chief Financial Officer and Assistant Secretary of Envirogen, Inc., an environmental biotechnology company, from May 1990 to August 1993. From July 1982 until May 1990, Mr. Spair served in various positions at Image Storage/Retrieval Systems, Inc., and at the time of his departure served as Vice President, Chief Financial Officer and Secretary. Mr. Spair received a B.S. in Accounting and an M.B.A. from Rider College. He is a licensed Certified Public Accountant in New Jersey.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and the next most highly compensated executive officer of the Company (other than the CEO) (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal years ended December 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG- TERM
                                                            ANNUAL COMPENSATION           COMPEN-
                                                       -----------------------------       SATION
                                                                              OTHER      ----------       ALL
                                                                             ANNUAL      SECURITIES      OTHER
                                             FISCAL                          COMPEN-     UNDERLYING     COMPEN-
        NAME AND PRINCIPAL POSITION           YEAR      SALARY       BONUS   SATION      OPTIONS(3)     SATION
- -------------------------------------------  ------    --------      -----   -------     ----------     -------
William M. Sullivan........................   1995     $200,000       $ 0    $    0         50,000      $6,490 (6)
  Chairman, President, and CEO                1994      200,000         0         0         50,000       5,530
                                              1993      200,000(1)      0         0         80,000(4)    4,640
William McCulloch..........................   1995     $175,000       $ 0    $    0 (2)     30,000(5)   $    0
  Senior Vice President, Research and         1994      175,000         0         0         25,000           0
  Development                                 1993      175,000         0    21,699         86,666           0

- ---------------

  * Dr. Jerry B. Hook, the Company's current President and Chief Executive Officer, and Ronald H. Spair, the Company's Vice President and Chief Financial Officer, each joined the Company in March, 1996 as a result of the Company's acquisition of Lexin Pharmaceutical Corporation. Dr. Hook's and Mr. Spair's annual salaries are $220,000 and $120,000, respectively, subject to adjustment. In addition, Dr. Hook and Mr. Spair were granted 450,000 options and 150,000 options, respectively, at the time they joined the Company.
(1) A portion of the salary earned by Mr. Sullivan during fiscal year 1993 was deferred by him. Pursuant to an agreement with the Company, on October 13, 1993, Mr. Sullivan received payment for all deferred salary, including 1991, 1992 and that portion of his 1993 salary which was deferred, totaling approximately $440,000. Payment was made one-half in cash and one-half in the form of a convertible note of the type issued by the Company to investors in a financing which took place between August and October 1993. Does not include approximately $3,750 in interest on deferred salary paid to Mr. Sullivan in 1993.
(2) Represents amounts paid by the Company in connection with relocation expenses and legal expenses incurred in connection with Dr. McCulloch's being granted permanent residence in the United States.
(3) Options to purchase the number of shares shown were granted pursuant to the 1991 Stock Plan.
(4) Represents non-qualified options to purchase 80,000 shares of Common Stock granted in December 1993, which options were repriced on March 14, 1994 at an exercise price of $4.50 per share, which was equal to or above the then current fair market value at such date as determined by the Board.
(5) Represents incentive stock options to purchase 20,000 shares of Common Stock granted in December 1993, which options were repriced on March 14, 1994 at an exercise price of $4.50 per share, and non-qualified options to purchase 66,666 shares granted in 1992, which options were also repriced on March 14, 1994 at $4.50.
(6) Represents the annual premium payment made in 1995 on a term insurance policy on Mr. Sullivan's life in the amount of $1 million payable to his beneficiaries. This policy is in addition to the $2 million "Key man" insurance policy on Mr. Sullivan's life payable to the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted during the fiscal year ended December 31, 1995 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                                                   -----------------------------------------------------
                                                     NUMBER OF      % OF TOTAL
                                                    SECURITIES       OPTIONS
                                                    UNDERLYING      GRANTED TO    EXERCISE
                                                      OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION
                      NAME                         GRANTED(#)(1)   FISCAL YEAR    ($/SHARE)      DATE
- -------------------------------------------------  -------------   ------------   ---------   ----------
William M. Sullivan..............................      50,000(2)        33%         $1.38       12/11/05
William McCulloch................................      30,000(3)        20%         $1.38       12/11/04

- ---------------

(1) All options shown were granted under the 1991 Stock Plan.
(2) Non-qualified Stock Options which vest annually in four equal installments commencing one year from the date of grant and have a term which expires ten years from the date of grant.
(3) Incentive Stock Options which vest annually in four equal installments commencing one year from the date of grant and have a term which expires on the earlier of (i) five years from the date of full vesting or (ii) December 2004.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     Neither of the Named Executive Officers exercised options during the fiscal year ended December 31, 1995. The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1995 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.

                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED       VALUE OF THE UNEXERCISED
                                    SHARES                 OPTIONS AT FISCAL YEAR-       IN-THE-MONEY OPTIONS AT
                                   ACQUIRED                        END(#)                 FISCAL YEAR-END($)(1)
                                      ON       VALUE     ---------------------------   ---------------------------
              NAME                 EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------------  --------   --------   -----------   -------------   -----------   -------------
William M. Sullivan..............      0         $0        219,666        127,500       $ 283,332       $31,000
William McCulloch................      0         $0        128,750        112,916       $ 127,500       $61,100

- ---------------

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $2.00, the closing sale price per share of the Company's Common Stock as reported in the NASDAQ SmallCap Market on December 29, 1995.

EMPLOYMENT AGREEMENTS; TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

     During the last fiscal year, William M. Sullivan was employed as Chairman of the Board, President and CEO of the Company under an agreement with a term that expired on January 28, 1996, and which was automatically extended for an additional one-year period. Effective March 15, 1996, the agreement was amended to reflect Mr. Sullivan's resignation as President and Chief Executive Officer. The agreement as amended effective March 15, 1996, shall hereinafter be referred to as (the "Amended Agreement"). Mr. Sullivan continues to serve the Company as Chairman of the Board under the terms of the Amended Agreement, the initial term of which (the "Initial Employment Term") is two years from the effective date. The term will be automatically extended for one year periods unless either party elects to terminate the Amended Agreement at least 30 days prior to the relevant anniversary of the effective date. The annual base salary under the Amended Agreement is $120,000. Mr. Sullivan may perform services for other persons or entities provided such services are not deemed to be a conflict of interest or a breach of fiduciary duty to the Company. In the event that Mr. Sullivan's employment is terminated by him or by the Company during the Initial Employment Term, (other than for cause of permanent and total disability), Mr. Sullivan shall be paid monthly installments equal to the greater of (i) one twelfth of the remainder of $240,000 less the amount of annual base salary previously paid under the agreement as amended and (ii) the amount determined by multiplying such remainder by a fraction, the numerator of which is one and the denominator of which is the number of months remaining in the initial employment term, for the period commencing on the termination date and continuing for the number of months remaining in the Initial Employment Term if clause (ii) is applicable. In the event that Mr. Sullivan's employment is terminated as a result of death or permanent and total disability, Mr. Sullivan or his estate shall be paid an amount equal to $240,000 less the amount of annual base salary previously paid to him under the Amended Agreement in 12 equal monthly installments following the termination date if such termination occurs within twelve months after the effective date of the Amended Agreement, and if the termination date occurs later but within 24 months after such effective date, in a number of installments equal to the number of months remaining in the Initial Employment Term. Mr. Sullivan may terminate his employment at any time upon at least one month's prior written notice. Pursuant to his employment agreement in January and October 1991, the Company issued an aggregate of 421,357 shares to Mr. Sullivan, his wife and his children at a price of $.003 per share and in December 1991 granted options to purchase 166,666 shares of Common Stock pursuant to the 1991 Stock Plan. These options are currently exercisable at a price per share of $.30. Pursuant to the Amended Agreement, in March 1996 the Company granted options to Mr. Sullivan to purchase 75,000 shares of Common Stock pursuant to the 1991

Stock Plan and accelerated vesting of an aggregate of 127,500 options previously granted to Mr. Sullivan under the 1991 Stock Plan and not exercisable.

     Dr. William McCulloch became employed by the Company as its Senior Vice President, Research and Development, on October 1, 1992, after serving as a consultant to the Company from July through September 1992. The initial term of Dr. McCulloch's employment agreement is three years, with automatic extensions for additional one-year periods unless either party elects not to so extend at least 90 days prior to the commencement of a new one-year term. Dr. McCulloch has agreed to devote his full time to the affairs of the Company. His current annual salary is $190,000 per annum. In the event that Dr. McCulloch is terminated by the Company (other than for cause or Dr. McCulloch's permanent and total disability), Dr. McCulloch shall be entitled to receive salary and certain benefits for up to six months after the effective date of such termination. In the event Dr. McCulloch's employment is terminated as a result of death or permanent and total disability, Dr. McCulloch (or his estate) shall be paid his annual base salary for a period of six months following the date of such termination. Dr. McCulloch may terminate his employment at any time upon at least one month's prior written notice. In connection with entering into his employment agreement in July 1992, the Company granted to Dr. McCulloch options to purchase up to 166,666 shares of Common Stock, 100,000 of which vest at the rate of 25,000 shares on each of the first four anniversaries of his date of employment and are exercisable at a price of $.30 per share, 50,000 of which vest at the rate of 12,500 shares on each of the first four anniversaries of his date of employment and are exercisable at $4.50 per share and 16,666 of which vest if the Company has an NDA approved by the FDA and are exercisable at $4.50 per share. Dr. McCulloch's employment agreement provides that if his employment is terminated by the Company without cause after the third anniversary of the effective date of his employment, to the extent any of the above-referenced stock options are not fully vested, they shall become fully vested and exercisable for a period of three months thereafter. His employment agreement also provides that if his employment with the Company should be terminated subsequent to the second anniversary of the effective date of his employment by reason of his being forced to terminate his residence in the United States, then the options referenced above to purchase 100,000 shares and 50,000 shares, respectively, shall become immediately vested to the extent of 50% of those shares subject to options which remain unvested as of the effective date of termination and shall remain exercisable for a period of three months thereafter.

     The Named Executive Officers are also subject to certain confidentiality obligations. Each officer is required to disclose to the Company certain inventions, discoveries, and developments, and assign the rights thereto to the Company. Dr. McCulloch is also subject to a non-compete agreement pursuant to which he has agreed not to compete with the Company for a period of six months after his termination of employment by the Company without cause, provided he is receiving severance payments.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dr. Rosenwald, a Director, is also the Chairman and Chief Executive Officer of The Castle Group Ltd., a medical venture capital firm located in New York, New York. In 1992, The Castle Group Ltd. guaranteed the salary of William McCulloch for a period of up to three years ending on October 1, 1995.

     The placement agent for the Company's recently completed private placement of the Series A Convertible Preferred Stock was Paramount Capital, Inc. ("Paramount"). Dr. Rosenwald is the sole stockholder, Chairman of the Board of Directors and Chief Executive Officer of Paramount. In connection with the private placement, Paramount Capital received a warrant to purchase 30,000 shares of Series A Convertible Preferred Stock at an aggregate purchase price of $375,000. In addition, Paramount was paid commissions totaling $300,000 and nonaccountable expenses totaling $90,000.

     On March 15, 1996, the Company acquired the assets and business of Lexin. The acquisition of the assets and business of Lexin was effected pursuant to the Asset Purchase Agreement dated as of February 22, 1996 (the "Agreement") between the registrant and Lexin. Pursuant to the Agreement, the registrant is to exchange up to 2,600,000 of its common stock for all of the business and assets of Lexin. 2,000,000 of the shares issued pursuant to the Agreement will be initially held in trust. Payment of up to an additional 600,000 shares is contingent upon the attainment of certain post-closing milestones with respect to corporate partnering transactions related to Lexin's lead compound, LEX032. After the satisfaction of certain conditions, and the passage of time, the shares held in trust will be distributed to former investors, a creditor, management and a scientific founder of Lexin. A minimum of 1,000,000 shares will remain in the Trust for 13 months following the date of closing. All of the stock issued pursuant to the Agreement shall be subject to a lock-up period of 13 months following the closing. Thereafter, the holders of the stock have agreed to limit the transfer, sale or conveyance of their registerable shares to: (a) no more than 25% of the aggregate of their registerable shares prior to two months following the expiration of the lock-up period, (b) no more than 50% of the aggregate of their registerable shares prior to four months following the expiration of the lock-up period and (c) no more than 75% of the aggregate of their registerable shares prior to six months following the expiration of the lock-up period. Thomas Morse, the trustee of the Trust, served as the Chairman of the Board of Directors of Lexin. Richard Sherman, a Director of the Company, was also a Director of Lexin. Dr. Jerry Hook, the Company's President and Chief Executive Officer, was formerly the President and Chief Executive Officer of Lexin. Ronald H. Spair, the Company's Vice President and Chief Financial Officer, previously held those titles at Lexin. Upon liquidation of the Trust, a partnership of which Mr. Sherman is a Shareholder of the General Partner will receive 280,041 shares. Mr. Hook and Mr. Spair will receive 99,000 and 49,500 shares, respectively.

                              ELECTION OF DIRECTOR

                                (NOTICE ITEM 1)

     The Company's By-Laws provide for the Company's business to be managed by or under the direction of a Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of six members, classified into three classes as follows: Peter Barton Hutt and Richard L. Sherman constitute a class with a term ending in 1998 (the "Class I directors"); Lindsay A. Rosenwald, M.D. and Jerry B. Hook, Ph.D. constitute a class with a term which expires at the upcoming meeting (the "Class II directors"); and William M. Sullivan and Sir John Vane, FRS constitute a class with a term ending in 1997 (the "Class III directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     Pursuant to the Company's By-Laws, on March 11, 1996, the Board of Directors voted (i) to fix the size of the Board of Directors at six members and
(ii) to nominate Lindsay A. Rosenwald, M.D. and Jerry B. Hook, Ph.D. for election at the Meeting for a term of three years to serve until the 1999 annual meeting of Stockholders and until their respective successors have been elected and qualified. The Class I directors (Peter Barton Hutt and Richard L. Sherman) and the Class III directors (William M. Sullivan and Sir John Vane, FRS) will serve until the annual meetings of Stockholders to be held in 1998 and 1997, respectively, and until their respective successors have been elected and qualified.

     Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that the nominee will be unable or unwilling to serve.

     A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF LINDSAY A. ROSENWALD, M.D. AND JERRY B. HOOK, PH.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                  AMENDMENTS TO THE COMPANY'S 1991 STOCK PLAN

                                (NOTICE ITEM 2)

GENERAL

     The Company's Board of Directors and Stockholders approved the 1991 Stock Plan (the "Plan") as of November 26, 1991. A total of 1,000,000 shares of Common Stock were initially reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan was increased to 1,500,000 in December 1993 through an amendment to the Plan approved by the Board of Directors and Stockholders. On March 20, 1995, the Board of Directors voted to approve an amendment to the Plan to increase by 500,000 shares the aggregate number of shares of Common Stock for which stock options, stock awards or purchase rights (collectively, "stock rights") may be granted under the Plan. This vote was ratified by the Stockholders on June 7, 1995. By the terms of the Plan, the Plan may be amended by the Board of Directors or the Compensation Committee of the Board of Directors (the "Compensation Committee"), provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to ensure the qualification of the Plan under Rule 16b-3 under the Securities Exchange Act of 1934, is subject to obtaining such Stockholder approval. On March 11, 1996, the Board of Directors voted to approve an amendment to the Plan to increase by 500,000 shares the aggregate number of shares of Common Stock for which stock options, stock awards or purchase rights (collectively, "stock rights") may be granted under the Plan. This amendment is being submitted for Stockholder approval at the Meeting to ensure continued favorable treatment under Code Section 422 and qualification of the Plan under Rule 16b-3 of the Securities Exchange Act of 1934. The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors, and consultants.

MATERIAL FEATURES OF THE PLAN

     The purpose of the Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock rights and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The Plan is administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom stock rights will be granted or awarded, the number of shares to be covered by each grant or award and the terms and conditions upon which stock rights may be granted or awarded, and has the authority to administer the provisions of the Plan. All employees, directors and consultants of the Company and its affiliates (approximately 20 people) are eligible to participate in the Plan.

     Options granted under the Plan may be either (i) options intended to qualify as "incentive stock options" under Code Section 422, or (ii) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. The Plan provides for an annual grant on the date of each annual meeting of the Company to each non-employee director of an option, which vests in one year, to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the

Common Stock on such grant date. Awards of stock may be made to consultants (including directors), employees or officers of the Company and direct purchases of stock may be made by such individuals. In no event may any employee, director or consultant be granted in any calendar year stock rights to purchase more than 500,000 shares pursuant to the Plan.

     The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company by an employee may not exceed $100,000. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of employees holding 10% or more of the voting stock of the Company. Non-qualified stock options and purchase opportunities granted under the Plan may not be granted at an exercise price less than 50% of the fair market value of the Common Stock on the date of grant. Incentive stock options granted under the Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

     An incentive stock option granted under the Plan may, at the Compensation Committee's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. In the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

     If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of stock rights granted or awarded under the Plan shall be proportionately increased or decreased, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the Plan (the "Successor Board"), shall, as to outstanding stock rights under the Plan either (i) make appropriate provision for the continuation of such stock rights by substituting on an equitable basis for the shares then subject to such rights the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all stock rights must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all stock rights being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the stock rights shall terminate; or
(iii) terminate all stock rights in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each of such stock rights (either to the extent then exercisable or, at the discretion of the Compensation Committee, all stock rights being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a holder of stock rights, upon exercising any stock right under the Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such stock right prior to such recapitalization or reorganization.

     The Plan may be amended by the Stockholders of the Company. The Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or to ensure the qualification of the Plan under Rule 16b-3 under the Securities Exchange Act of 1934, is subject to obtaining such Stockholder approval.

     As of April 15, 1996, an aggregate of 1,664,498 shares were issuable upon the exercise of options outstanding under the Plan. On April 15, 1996, the closing market price per share of the Company's Common Stock was $2.875 as reported in the NASDAQ SmallCap Market.

FEDERAL INCOME TAX CONSIDERATIONS

     The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the Plan:

          Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

          Non-Qualified Stock Options. The grant of a non-qualified option does not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

     The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE PLAN TO INCREASE BY 500,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK RIGHTS MAY BE GRANTED UNDER THE PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

                                (NOTICE ITEM 3)

     On March 11, 1996, the Board unanimously adopted a resolution proposing that the Company amend and restate its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 22,000,000 to 42,000,000. That proposed amendment and restatement of the Company's Certificate of Incorporation is now being submitted for stockholder approval. The relative rights and limitations of the Common Stock would remain unchanged under the amendment. The Common Stock does not have preemptive rights.

     As of April 15, 1996, the Company had 8,185,931 shares of Common Stock outstanding and 300,000 shares of Series A Convertible Preferred Stock issued and outstanding. The Series A Convertible Preferred Stock is currently convertible at an initial conversion rate of 4.444444. There are 30,000 shares of Series A Convertible Preferred Stock issuable upon exercise of an outstanding warrant at an aggregate purchase price of $375,000. These shares are also convertible into shares of Common Stock at an initial conversion rate of
4.444444. There are also 1,265,000 shares issuable upon exercise of outstanding Class A Warrants at an exercise price of $6.50 per share, 1,265,000 shares issuable upon exercise of outstanding Class B Warrants at an exercise price of $10.75 per share, 64,415 shares issuable upon exercise of outstanding private placement warrants at a weighted average exercise price of $6.63 per share, 110,000 shares issuable upon exercise in full of a unit purchase option ("UPO") granted to the underwriter of the Company's June 1994 public offering at an exercise price of $7.00 per unit, 110,000 Class A Warrants at an exercise price of $6.50 per share issuable upon exercise in full of a unit purchase option granted to the underwriter of the Company's June 1994 public offering, 110,000 Class B Warrants at an exercise price of $10.75 per share issuable upon exercise in full of a unit purchase option granted to the underwriter of the Company's June 1994 public offering, 1,838,172 shares reserved for issuance under stock rights granted or to be granted under the Company's 1991 Stock Plan of which 1,664,498 shares are issuable, 61,042 shares reserved for issuance under various license and option agreements at $0.003 per share and in consideration of such agreements, and 94,896 shares reserved for issuance to Cato Research under the contract research agreement at a 20% discount from a weekly average of bid and asked prices, representing an aggregate of 14,571,122 shares of Common Stock outstanding or reserved for issuance. The Company therefore has 7,428,878 unreserved and unissued shares of Common Stock available for future issuance. The Company believes that this number of shares does not provide sufficient flexibility to allow the Company to engage in activities such as raising capital through the issuance of new equity or entering into corporate partnering arrangements.

     Management believes that the proposed amendment to Article Fourth of the Company's Certificate of Incorporation will provide several long-term advantages to the Company and its shareholders. The passage of the proposal would enable the Company to raise capital through the issuance of new equity, to pursue acquisitions or enter into transactions which management believes provide the potential for growth and profit, including possible corporate partnerships and joint ventures. With the extremely limited number of shares currently available for such uses, it is impractical for the Company to evaluate or seek to consummate business combinations or other transactions which, if they could be accomplished, might enhance shareholder value. Additional authorized shares could be used to raise cash assets through sales of stock to public and private investors. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interest by the Board, will also permit the Company to avoid the expenses which are incurred in holding special shareholders' meetings.

     However, these additional shares, if issued, could have a dilutive effect on present shareholders. The authorization of such an increase in the authorized Common Stock, while providing desirable flexibility in connection with possible corporate partnerships, joint ventures, acquisitions and other corporate purposes, could have the effect of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

     The Company currently intends to raise capital through the issuance of shares of its Common Stock, which may include shares authorized hereby. The terms of such proposed issuance of Common Stock are not known at this time. The Company's management will evaluate the merits of raising funds in both private and public transactions. If the Company does not raise capital through the issuance of additional securities or through any other source, it expects that additional funding will be needed by September 1996. The Company has no other current plans, arrangements or understandings with respect to the use of the additional shares of Common Stock, the authorization of which is being sought hereby. In the event the proposal is passed, shareholder approval of the issuance of the 20,000,000 additional shares of Common Stock will not be sought prior to the issuance of additional securities unless such issuances relate to a merger, consolidation or other transaction which requires Stockholder approval.

     Accordingly, the following resolutions will be offered at the meeting.

          RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended to read as follows:

             FOURTH A. Designation and Number of Shares. The total number of shares of stock which the Company is authorized to issue is 53,000,000, of which shares 42,000,000 of the par value of $.001 each shall be designated Common Stock, and 11,000,000 of the par value of $.001 each shall be designated Preferred Stock, of which 330,000 of the par value of $.001 each shall be designated Series A Convertible Preferred Stock.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES ENTITLED TO VOTE AT THE MEETING IS REQUIRED TO APPROVE THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE AMENDMENT OF ARTICLE FOURTH TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY BY 20,000,000 TO 42,000,000 SHARES AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                                (NOTICE ITEM 4)

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1996. The Board proposes that the Stockholders ratify this appointment. The Company expects that representatives of Arthur Andersen, LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of Arthur Andersen LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 1997, Stockholder proposals must be received, marked for the attention of: Ronald H. Spair, Chief Financial Officer, Sparta Pharmaceuticals, Inc., 111 Rock Road, Horsham, Pennsylvania 19044-2310 not earlier than September 30, 1996 and not later than December 31, 1996.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 111 ROCK ROAD, HORSHAM, PENNSYLVANIA, 19044-2310.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Caroline D. Campbell

                                          CAROLINE D. CAMPBELL
                                          Secretary

May 13, 1996

                                                                    APPENDIX A


                          SPARTA PHARMACEUTICALS, INC.

          THIS PROXY IS BEING SOLICITED BY SPARTA'S BOARD OF DIRECTORS

   The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 13, 1996 in connection with the Annual Meeting to be held at 10:00 a.m. on Monday, June 17, 1996 at 111 Rock Road, Horsham, Pennsylvania and hereby appoints Dr. Jerry
B. Hook and Ronald H. Spair, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Sparta Pharmaceuticals, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

   THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

   IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

   ELECTION OF DIRECTORS (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

   NOMINEES: Lindsay A. Rosenwald, M.D.   Jerry B. Hook, Ph.D.

   SEE REVERSE SIDE FOR ALL FOUR PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                   /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

   The Board of Directors recommends a vote FOR Proposals 1, 2 , 3 and 4.

                               (SEE REVERSE SIDE)

   1. Election of Directors (See reverse).   FOR / /           WITHHELD / /
                                             ------------------------------
                  / / For all nominees except as noted above.

   2. Proposal to increase by 500,000 shares the aggregate number of shares for which stock options may be granted under the 1991 Stock Plan.

               / / FOR           / / AGAINST           / / ABSTAIN

   3. Proposal to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock by 20,000,000 shares to 42,000,000 shares.

               / / FOR           / / AGAINST           / / ABSTAIN

   4. Proposal to Ratify the Appointment of Arthur Andersen L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1996.

               / / FOR           / / AGAINST           / / ABSTAIN

                                                  Please sign exactly as name(s)
                                                  appears hereon. Joint owners
                                                  should each sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such.

                                                  Signature:
                                                            -------------------

                                                  Date:
                                                            -------------------

                                                  Signature:
                                                            -------------------

                                                  Date:
                                                            -------------------